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                                                                       EXHIBIT A
                                                                       ---------

               AGREEMENT RELATING TO JOINT FILING OF SCHEDULE 13G

          The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Rudolph Technologies, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an Exhibit to such Schedule 13G.

          This Agreement and the filing of the Schedule 13G shall not be construed to be an admission that any of the undersigned is a member of a "group" consisting of one or more of such persons pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended and the rules thereunder.


Dated: February 11, 2000
       -----------------

                         /s/ Steven J. Fisher
                         -------------------------------------------------------
                         Steven J. Fisher, individually, and on behalf of LCP in his capacity as an officer thereof which is the general partner of LP, which is Manager of LLC.


                         /s/ Carl E. Ring, Jr.
                         -------------------------------------------------------
                         Carl E. Ring, Jr., individually, and on behalf of LCP in his capacity as an officer thereof which is the general partner of LP, which is Manager
                         of LLC.


                         LIBERTY PARTNERS HOLDINGS 11, L.L.C.


                         BY: /s/ Paul J. Huston
                             ---------------------------------------------------

                         TITLE: Member
                               -------------------------------------------------

                         LIBERTY PARTNERS, L.P.


                         BY: /s/ Paul J. Huston
                             ---------------------------------------------------

                         TITLE: Partner
                               -------------------------------------------------

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